Exhibit 99.1

KIMBALL ELECTRONICS REPORTS Q1 RESULTS HIGHLIGHTED BY THE RETURN TO TOP-LINE GROWTH; COMPANY REITERATES GUIDANCE FOR FISCAL 2027 WITH SALES EXPECTED AT THE HIGH END OF THE RANGE

JASPER, Ind., November 4, 2026 -- (BUSINESS WIRE) -- Kimball Electronics, Inc. (Nasdaq: KE) today announced financial results for the first quarter ended September 30, 2026.

“I’m encouraged by our first quarter results and solid start to fiscal 2027. Sales increased both sequentially and year-over-year, margins were healthy, and cash conversion days were once again at a multiyear low. The top line benefited from organic sales growth and the contribution from Helvoet Polymer Technologies, our recent tuck-in acquisition in the medical CDMO. The organic growth was in line with expectations and driven by a high single-digit increase in Medical. This growth aligns with our strategic focus to balance the portfolio across the verticals.

Our excitement for the overall fit and growth opportunities of Helvoet are higher now than ever. With the backdrop of a strong balance sheet, we’re investing in medical growth by integrating Helvoet, ramping operations in Indianapolis, leveraging our capabilities as a full service provider, and unlocking synergies across our global footprint. Fiscal 2027 marks an important milestone in our journey and we are reiterating our guidance for the year with sales expected at the high end of the range, driven by continued strength in Medical.”

Richard D. Phillips
Chief Executive Officer

First Quarter 2027 Highlights
•Net sales of $390.8 million, a 5% increase sequentially and up 7% compared to Q1 fiscal 2026
•Year-over-year organic sales growth of 3%, driven by increases in all verticals
•Medical sales increased 14% with 9% organic growth
•Operating income of $12.4 million, or 3.2% of net sales; adjusted operating income margin of 4.3% of net sales
•Cash Conversion Days of 82, equaling the multiyear low from last quarter
•Debt totaling $235.7 million, cash of $72.8 million, and borrowing capacity of $198.0 million
•Invested $3.1 million to repurchase 127,000 shares of common stock
•Company reiterates guidance for fiscal 2027 with sales expected at the high end of the range, driven by continued strength in the Medical vertical

Net Sales by Vertical Market For Q1 Fiscal 2027
Sales in the medical vertical market increased 14% compared to the first quarter of fiscal 2026, while sales in the industrial and automotive vertical markets increased and 5% and 4%, respectively.

*	Percentage of net sales.
**	Percentage changes compared to Q1 of fiscal 2026.

FISCAL YEAR 2027 GUIDANCE
As part of today’s announcement, the Company reiterated its guidance for fiscal 2027 with net sales expected at the high end of the range of $1,535 - $1,560 million, adjusted operating income of 4.4% - 4.7% of net sales, and capital expenditures of $50 - $60 million.

Conference Call / Webcast

Thursday, November 5, 2026

Live Webcast:
investors.kimballelectronics.com/events-and-presentations/events

For those unable to participate in the live webcast, the call will be archived at investors.kimballelectronics.com.

Forward-Looking Statements
Certain statements contained within this release are considered forward-looking, including our guidance, under the Private Securities Litigation Reform Act of 1995. The statements may be identified by the use of words such as “expect,” “should,” “goal,” “predict,” “will,” “future,” “optimistic,” “confident,” and “believe.” Undue reliance should not be placed on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. These forward-looking statements are subject to risks and uncertainties including, without limitation, global economic conditions, geopolitical environment and conflicts such as war, global health emergencies, availability or cost of raw materials and components, tariffs and other trade barriers, foreign exchange rate fluctuations, and our ability to convert new business opportunities into customers and revenue. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the company are contained in its Annual Report on Form 10-K for the year ended June 30, 2026.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. The non-GAAP financial measures contained herein include organic sales growth, adjusted selling and administrative expenses, adjusted operating income, adjusted EBITDA, adjusted net income, and adjusted diluted EPS. Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included in the Reconciliation of Non-GAAP Financial Measures section below. Management believes these measures are useful and allow investors to meaningfully trend, analyze, and benchmark the performance of the company’s core operations. The company’s non-GAAP financial measures are not necessarily comparable to non-GAAP information used by other companies.

About Kimball Electronics/Kimball Solutions
Kimball Electronics is a global, multifaceted manufacturer offering Electronics Manufacturing Services (EMS) and Contract Development and Manufacturing Organization (CDMO) solutions to customers around the world. From our operations in the United States, China, India, Mexico, The Netherlands, Poland, Romania, and Thailand, our teams are proud to provide manufacturing services for a variety of industries. Recognized for a reputation of excellence, we are committed to a high-performance culture that values quality, reliability, value, speed, and ethical behavior. Kimball Electronics, Inc. (Nasdaq: KE) is headquartered in Jasper, Indiana.
To learn more about Kimball Electronics, visit www.kimballelectronics.com.
Lasting relationships. Global success.

Contact: Andrew D. Regrut Vice President, Investor Relations, Strategic Development, and Treasurer 812.827.4151 Investor.Relations@kmbl.com

Financial highlights for the first quarter ended September 30, 2026 are as follows:

	Three Months Ended
	September 30,
(Amounts in Thousands, except EPS)	2026	2025
Net Sales	$390,803	$365,603
Operating Income	$12,374	$14,454
Adjusted Operating Income (non-GAAP)	$16,990	$17,534
Operating Income %	3.2%	4.0%
Adjusted Operating Income (non-GAAP) %	4.3%	4.8%
Net Income	$2,642	$10,086
Adjusted Net Income (non-GAAP)	$6,121	$12,250
Diluted EPS	$0.11	$0.40
Adjusted Diluted EPS (non-GAAP)	$0.25	$0.49

Net Sales by Vertical Market for Q1 Fiscal 2027:

	Three Months Ended
	September 30,
(Amounts in Millions)	2026	*	2025	*	Percent Change
Automotive	$170.5	44%	$164.4	45%	4%
Medical	115.7	29%	101.6	28%	14%
Industrial	104.6	27%	99.6	27%	5%
Total Net Sales	$390.8	100%	$365.6	100%	7%

*As a percent of Total Net Sales
–Automotive includes chassis control - steering, chassis control - braking, and body controls
–Medical includes sleep & oxygen therapy, defibrillation (AEDs), surgical systems, in vitro diagnostics, imaging systems, drug delivery/auto-injectors, patient monitoring, and microfluidics
–Industrial includes climate controls, off-highway/commercial equipment, IoT & factory automation, energy, and public safety

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except Per Share Data)	September 30, 2026		September 30, 2025
Net Sales	$390,803	100.0%	$365,603	100.0%
Cost of Sales	359,929	92.1%	336,767	92.1%
Gross Profit	30,874	7.9%	28,836	7.9%
Selling and Administrative Expenses	18,055	4.6%	13,090	3.5%
Restructuring Expense	445	0.1%	1,416	0.4%
Gain on Disposal	—	—%	(124)	—%
Operating Income	12,374	3.2%	14,454	4.0%
Interest Income	549	0.1%	139	—%
Interest Expense	(3,519)	(0.9)%	(2,353)	(0.6)%
Non-Operating Income (Expense), net	(1,601)	(0.4)%	(1,241)	(0.4)%
Other Income (Expense), net	(4,571)	(1.2)%	(3,455)	(1.0)%
Income Before Taxes on Income	7,803	2.0%	10,999	3.0%
Provision (Benefit) for Income Taxes	5,161	1.3%	913	0.2%
Net Income	$2,642	0.7%	$10,086	2.8%

Earnings Per Share of Common Stock:
Basic	$0.11		$0.41
Diluted	$0.11		$0.40
Average Number of Shares Outstanding:
Basic	24,330		24,600
Diluted	24,581		24,909

Condensed Consolidated Statements of Cash Flows	Three Months Ended
(Unaudited)	September 30,
(Amounts in Thousands)	2026	2025
Net Cash Flow provided by (used for) Operating Activities	$(19,324)	$8,065
Net Cash Flow used for Investing Activities	(109,728)	(6,202)
Net Cash Flow provided by (used for) Financing Activities	114,026	(13,966)
Effect of Exchange Rate Change on Cash, Cash Equivalents, and Restricted Cash	(64)	116
Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(15,090)	(11,987)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	89,641	89,467
Cash, Cash Equivalents, and Restricted Cash at End of Period	$74,551	$77,480

	(Unaudited)
Condensed Consolidated Balance Sheets	September 30, 2026	June 30, 2026
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$72,763	$88,925
Receivables, net	236,068	218,840
Contract assets	83,003	70,497
Inventories	312,137	271,906
Prepaid expenses and other current assets	49,371	42,836
Property and Equipment, net	304,480	274,192
Goodwill	50,459	6,191
Other Intangible Assets, net	25,491	1,921
Other Assets, net	103,426	116,762
Total Assets	$1,237,198	$1,092,070

LIABILITIES AND SHARE OWNERS’ EQUITY
Current portion of long-term debt	$39,700	$8,202
Accounts payable	260,560	234,361
Advances from customers	36,607	30,672
Accrued expenses	58,725	58,860
Long-term debt, less current portion	195,650	108,000
Other long-term liabilities	63,739	66,843
Share Owners’ Equity	582,217	585,132
Total Liabilities and Share Owners’ Equity	$1,237,198	$1,092,070

Other Financial Metrics
(Unaudited)
(Amounts in Millions, except CCD)
	At or For the
	Three Months Ended
	September 30,	June 30,	September 30,
	2026	2026	2025
Cash Conversion Days (CCD) (1)	82	82	83
Open Orders (2)	$690	$643	$593
(1)Cash Conversion Days (“CCD”) are calculated as the sum of Days Sales Outstanding plus Contract Asset Days plus Production Days Supply on Hand less Accounts Payable Days and less Advances from Customers Days. CCD, or a similar metric, is used in our industry and by our management to measure the efficiency of managing working capital.
(2)Open Orders are the aggregate sales price of production pursuant to unfulfilled customer orders.

Select Financial Results of Helvoet
(Unaudited)
(Amounts in Millions)
Three Months
Ended
September 30,
2026
Net Sales	$12.4

Reconciliation of Non-GAAP Financial Measures
(Unaudited, Amounts in Thousands, except Per Share Data)
	Three Months Ended
	September 30,
	2026	2025
Net Sales Growth (vs. same period in prior year)	7%	(2)%
Acquisition Impact	3%	—%
Foreign Currency Exchange Impact	1%	1%
Organic Sales Growth	3%	(3)%

Net Sales Growth (vs. same period in prior year), Medical Vertical	14%	13%
Acquisition Impact, Medical Vertical	5%	—%
Foreign Currency Exchange Impact, Medical Vertical	—%	1%
Organic Sales Growth, Medical Vertical	9%	12%

Selling and Administrative Expenses, as reported	$18,055	$13,090
Stock Compensation Expense	(1,677)	(1,563)
SERP	14	(225)
Acquisition Amortization	(532)	—
Acquisition Costs	(1,976)	—
Adjusted Selling and Administrative Expenses	$13,884	$11,302

Operating Income, as reported	$12,374	$14,454
Stock Compensation Expense	1,677	1,563
SERP	(14)	225
Restructuring Expense	445	1,416
Asset Impairment (Gain on Disposal)	—	(124)
Acquisition Amortization	532	—
Acquisition Costs	1,976	—
Adjusted Operating Income	$16,990	$17,534

Adjusted Operating Income	$16,990	$17,534
Depreciation & Amortization Excluding Acquisition Amortization	10,571	9,117
Adjusted EBITDA	$27,561	$26,651

Net Income, as reported	$2,642	$10,086
Stock Compensation Expense, After-Tax	1,272	1,185
Restructuring Expense, After-Tax	312	1,073
Asset Impairment (Gain on Disposal), After-Tax	—	(94)
Acquisition Amortization, After-Tax	396	—
Acquisition Costs, After-Tax	1,499	—
Adjusted Net Income	$6,121	$12,250

Diluted Earnings per Share, as reported	$0.11	$0.40
Stock Compensation Expense	0.05	0.05
Restructuring Expense	0.01	0.04
Acquisition Amortization	0.02	—
Acquisition Costs	0.06	—
Adjusted Diluted Earnings per Share	$0.25	$0.49